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                            SELECTED DEALER AGREEMENT
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Ladies and Gentlemen:

      1. Registration under the Securities Act of 1933, as amended ("Securities Act"), of the sale of 18,867,500(1) Units ("Units"), each Unit consisting of one share of common stock, par value $.0001 per share, of Star Maritime Acquisition Corp., a Delaware corporation ("Company"), and one warrant to purchase one share of common stock, as more fully described in the preliminary prospectus, dated ____________, 2005 and in the final prospectus ("Prospectus"), which will be forwarded to you, will become effective in the near future. Maxim Group LLC and the several underwriters named in the Prospectus ("Underwriters") are severally offering for sale certain of the Shares that we have agreed to purchase from the Company for purchase by a selected group of dealers ("Selected Dealers") on the terms and conditions stated herein.

Authorized Public Offering Price:       $____ per Unit

Dealers' Selling Concession:            Not to exceed  $0.___  per Unit  payable
                                        upon   termination  of  this  Agreement,
                                        except as provided below. We reserve the right not to pay such concessions on any of the Unit purchased by any of the Selected Dealers from us and repurchased by us at or below the price stated above prior to such termination.

Reallowance:                            You may  reallow not in excess of $0.___
                                        per  Unit  as a  selling  concession  to
                                        dealers who are members in good standing
                                        of   the   National    Association    of
                                        Securities Dealers,  Inc. ("NASD") or to
                                        foreign dealers who are not eligible for
                                        membership  in the  NASD  and  who  have
                                        agreed  (i) not to sell the Unit  within
                                        the  United   States  of  America,   its
                                        territories or possessions or to persons
                                        who are  citizens  thereof or  residents
                                        therein,   and  (ii)  to  abide  by  the
                                        applicable Conduct Rules of the NASD.

Delivery and Payment:                   Delivery of the Unit shall be made on or
                                        about ________,  2005 or such later date
                                        as we may  advise  on not less  than one
                                        day's  notice to you,  at the  principal
                                        office of Maxim Group LLC, 405 Lexington
                                        Avenue,  New York, New York 10174, or at
                                        such other place as we shall  specify on
                                        not less than one  day's  notice to you.
                                        Payment  for the  Units  is to be  made,
                                        against  delivery,   at  the  authorized
                                        public offering price stated above, or, if we shall so advise you, at the authorized public offering price less the dealers' selling concession stated above, by a certified or official bank check in New York Clearing House Funds payable to the order of Maxim Group LLC.

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(1)   Plus the  over-allotment  option available to the Underwriters to purchase up to an additional 2,830,125 Units.


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

Termination:                            This  Agreement  shall  terminate at the
                                        close  of   business  on  the  45th  day
                                        following  the  effective  date  of  the
                                        Registration  Statement  (of  which  the
                                        Prospectus   forms   a   part),   unless
                                        extended at our  discretion for a period
                                        or   periods   not  to   exceed  in  the
                                        aggregate 30 additional days. We may terminate this Agreement, whether or not extended, at any time without notice.

      2. Any of the Units purchased by you hereunder are to be offered by you to the public at the public offering prices, except as herein otherwise provided and except that a reallowance from such public offering prices not in excess of the amount set forth on the first page of this Agreement may be allowed as consideration for services rendered in distribution to dealers that (a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Rule 2740 of the NASD Conduct Rules; and (c) are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD that represent to you that they will promptly reoffer such Units at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in paragraph 11 below.

      3. You, by becoming a Selected Dealer, agree (a) upon effectiveness of the Registration Statement and your receipt of the Prospectus, to take up and pay for the number of Units allotted and confirmed to you, (b) not to use any of the Units to reduce or cover any short position you may have, (c) upon our request, to advise us of the number of Units purchased from us as managers of the several Underwriters remaining unsold by you and to resell to us any or all of such unsold Units at the public offering price stated above, less all or such part of the concession allowed you as we may determine. If, prior to the later of (i) the termination of this Agreement, or (ii) the covering by us of any short position created by us in connection with the offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Units purchased by you under this Agreement as part of the offering, you agree to pay us on demand for the account of the Underwriters an amount equal to the concession with respect to such Units (unless you shall have purchased such Units at the public offering price and you have not received or been credited with any concession, in which case we shall not be obligated to pay such concession to you pursuant to this Agreement) plus transfer taxes, broker's commissions or dealer's mark ups and accrued interest or dividends, if any, paid in connection with such purchase or contract to purchase.

      4. You agree, that, in purchasing Units, you will rely upon no statement whatsoever, written or oral, other than the statements in the Prospectus. You agree to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Units prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.


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

      5. As contemplated by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), we agree to mail a copy of the Prospectus to any person making a written request therefore during the period referred to in the rules and regulations adopted under the Exchange Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

      6. You agree that until termination of this Agreement you will not make purchases or sales of the Units except (a) pursuant to this Agreement, (b) pursuant to authorization received from us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

      7. Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantities upon request.

      8. The Units are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to the satisfaction of other conditions, and to withdrawal, cancellation or modification of the offer without notice.

      9. You agree that in selling Units (which agreement shall also be for the benefit of the Company), you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD and the applicable rules and regulations of any securities exchange or other regulatory authority having jurisdiction over the offering.

      10. Upon written application to us, you shall be informed as to the jurisdictions under the securities or blue sky laws of which we believe the Units are eligible for sale, but we assume no responsibility as to such eligibility or the right of any Selected Dealer to sell any of the Units. Upon the completion of the public offering contemplated herein, each Selected Dealer agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Units were made by such member, the number of Units sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report that the Underwriters may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

      11. You, by becoming a Selected Dealer, represent that you are actually engaged in the investment banking or securities business and that you are (a) a member in good standing of the NASD and will comply with NASD Conduct Rule 2740, or (b) a foreign dealer or institution that is not eligible for membership in the NASD and that has agreed (i) not to sell Shares within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein, (ii) that any and all sales shall be in compliance with NASD Conduct Rule 2110-01, and (iii) to comply, as though it were a member of the NASD, with NASD Conduct Rules 2730, 2740 and 2750, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country.

      12. Nothing herein shall constitute any of the Selected Dealers as partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.


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

      13. Maxim Group LLC shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any one of them. Except as expressly stated herein, or as may arise under the Securities Act, we shall be under no liability to any Selected Dealer as such for, or in respect of (i) the validity or value of the Units , (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company or others, (iii) the form or validity of the Underwriting Agreement, or this Agreement, (iv) the eligibility of any of the Units for sale under the laws of any jurisdiction, (v) the delivery of the Units, (vi) the performance by the Company or others of any agreement on its or their part, or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

      14. If, for federal income tax purposes, the Selected Dealers, among themselves or with us, should be deemed to constitute a partnership, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and you agree not to take any position inconsistent with such election. You authorize us, in our discretion, to execute and file on your behalf such evidence of such election as may be required by the Internal Revenue Service.

      15. All communications from you shall be addressed to Maxim Group LLC, 405 Lexington Avenue, New York 10174, Attention: Clifford A. Teller. Any notice from us to you shall be deemed to have been fully authorized by us and to have been duly given if mailed or sent by confirmed facsimile transmission to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws. Time is of the essence in this Agreement.

      If you desire to become a Selected Dealer, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.

                                       Very truly yours,

                                       MAXIM GROUP LLC


                                       By:
                                          --------------------------------------
                                          Name: Clifford A. Teller
                                          Title: Managing Director

      We accept the invitation to become a Selected Dealer on the terms specified above.

Dated: ____________, 2005

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                                                   (Selected Dealer)

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                                                       (Sign Here)

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                                               (Print Signatory's Title)


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